Exhibit 8.2

Wachtell, Lipton, Rosen & Katz

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403 -1000 FACSIMILE: (212) 403 -2000
MARTIN LIPTON	JODI J. SCHWARTZ			MARK GORDON	DAVID E. SHAPIRO
HERBERT M. WACHTELL	ADAM O. EMMERICH			JOSEPH D. LARSON	DAMIAN G. DIDDEN
LAWRENCE B. PEDOWITZ	GEORGE T. CONWAY III			LAWRENCE S. MAKOW	ANTE VUCIC
PAUL VIZCARRONDO, JR.	RALPH M. LEVENE			JEANNEMARIE O’BRIEN	IAN BOCZKO
PETER C. HEIN	RICHARD G. MASON			WAYNE M. CARLIN	MATTHEW M. GUEST
HAROLD S. NOVIKOFF	MICHAEL J. SEGAL			STEPHEN R. DiPRIMA	DAVID E. KAHAN
MEYER G. KOPLOW	DAVID M. SILK	GEORGE A. KATZ (1965-1989)		NICHOLAS G. DEMMO	DAVID K. LAM
THEODORE N. MIRVIS	ROBIN PANOVKA	JAMES H. FOGELSON (1967-1991)		IGOR KIRMAN	BENJAMIN M. ROTH
EDWARD D. HERLIHY	DAVID A. KATZ	LEONARD M. ROSEN (1965-2014)		JONATHAN M. MOSES	JOSHUA A. FELTMAN
DANIEL A. NEFF	ILENE KNABLE GOTTS			T. EIKO STANGE	ELAINE P. GOLIN
ERIC M. ROTH	DAVID M. MURPHY	OF COUNSEL		DAVID A. SCHWARTZ	EMIL A. KLEINHAUS
ANDREW R. BROWNSTEIN	JEFFREY M. WINTNER			JOHN F. LYNCH	KARESSA L. CAIN
MICHAEL H. BYOWITZ	TREVOR S. NORWITZ	WILLIAM T. ALLEN	PHILIP MINDLIN	WILLIAM SAVITT	RONALD C.CHEN
PAUL K. ROWE	BEN M. GERMANA	PETER C. CANELLOS	ROBERT M. MORGENTHAU	ERIC M. ROSOF	GORDON S. MOODIE
MARC WOLINSKY	ANDREW J. NUSSBAUM	DAVID M. EINHORN	BERNARD W. NUSSBAUM	MARTIN J.E. ARMS	DONGJU SONG
DAVID GRUENSTEIN	RACHELLE SILVERBERG	KENNETH B. FORREST	ERIC S. ROBINSON	GREGORY E. OSTLING	BRADLEY R. WILSON
STEVEN A. ROSENBLUM	STEVEN A. COHEN	THEODORE GEWERTZ	PATRICIA A. ROBINSON*	DAVID B. ANDERS	GRAHAM W. MELI
STEPHANIE J. SELIGMAN	DEBORAH L. PAUL	MAURA R. GROSSMAN	MICHAEL W. SCHWARTZ	ANDREA K. WAHLQUIST	GREGORY E. PESSIN
JOHN F. SAVARESE	DAVID C. KARP	RICHARD D. KATCHER	ELLIOTT V. STEIN	ADAM J. SHAPIRO	CARRIE M. REILLY
SCOTT K. CHARLES	RICHARD K. KIM	THEODORE A. LEVINE	WARREN R. STERN	NELSON O. FITTS	MARK F. VEBLEN
DAVID S. NEILL	JOSHUA R. CAMMAKER	DOUGLAS K. MAYER	PATRICIA A. VLAHAKIS	JOSHUA M. HOLMES
		ROBERT B. MAZUR	AMY R. WOLF

* ADMITTED IN THE DISTRICT OF COLUMBIA

COUNSEL

		DAVID M. ADLERSTEIN	NANCY B. GREENBAUM
		AMANDA K. ALLEXON	MARK A. KOENIG
		LOUIS J. BARASH	J. AUSTIN LYONS
		DIANNA CHEN	ALICIA C. McCARTHY
		ANDREW J.H. CHEUNG	SABASTIAN V. NILES
		PAMELA EHRENKRANZ	AMANDA N. PERSAUD
		KATHRYN GETTLES-ATWA	JEFFREY A. WATIKER
PAULA N. GORDON

September 25, 2014

tw telecom inc.

10475 Park Meadows Drive

Littleton, Colorado 80124

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of Level 3 Communications, Inc., a Delaware corporation (“Parent”), including the joint proxy statement/prospectus forming a part thereof, relating to the proposed merger of Saturn Merger Sub 1, LLC, a Delaware limited liability company that is a direct, wholly owned subsidiary of Parent with and into tw telecom inc., a Delaware corporation (the “Merger”), and the subsequent merger of the surviving corporation of the Merger with and into Saturn Merger Sub 2, LLC, a Delaware limited liability company that is a direct, wholly owned subsidiary of Parent.

We have participated in the preparation of the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” in the Registration Statement.  In our opinion, such discussion of those consequences, insofar as it summarizes United States federal income tax law, and subject to the qualifications, exceptions, assumptions and limitations described therein, is accurate in all material respects.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In

September 25, 2014

giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz